Exhibit 10.17

Nanjing Scage Auto Tech Co., Ltd.

Strategic Cooperation Agreement
between Nanjing Scage Auto Tech Co.,
Ltd. and C&C Trucks Co., Ltd.

Nanjing Scage Auto Tech Co., Ltd.

Party A: Nanjing Scage Auto Tech Co., Ltd. (Party A)

Address: F/2, 6th Building, 6 Fengxin Road, Yuhuatai District, Nanjing

Party B: C&C Trucks Co., Ltd. (Party B)

Address: 8 Huadian Avenue, Sanshan District, Wuhu

To strengthen both parties’ cooperation on development, design, production, sales, test, supply chain and aftersales services of new energy commercial vehicles, and promote development of their businesses, Party A and Party B intend to conduct in-depth strategic cooperation on the basis of equality, mutual benefit, resource sharing and strength complementation. Based on the Civil Code of the People’s Republic of China, pertinent laws and regulations, Party A and Party B have entered into this agreement in Nanjing after full consultation regarding mutual business cooperation on the new energy commercial vehicles:

Article 1. Purpose and Principle of Vehicle Cooperation

1. Subject to related national laws and regulations, the cooperation between the Parties shall be “reciprocal, equal and faithful”, with a view to establishing full, long-term and strategic cooperation, and promoting joint development of the Parties’ businesses;

2. For cooperative development of plug-in hybrid tractors, make use of the Parties’ strengths to expand development and marketing of the new energy commercial vehicles. Through overall business cooperation and innovation, deepen and widen mutual cooperation, and improve risk resistance capacity for becoming stronger and achieving leapfrog development together.

3. After cooperation, the Parties shall actively create various favorable conditions for cooperation, and perform the Agreement.

4. Both Party A and Party B agree that the date of signing the Agreement shall the date on which the cooperation is established.

Article 2. About Cooperation

(I) Vehicle design, development and production

1.1 The models of the new energy vehicles within the scope of cooperation between Party A and Party B shall include but are not limited to battery electric, plug-in hybrid and hydrogen vehicles. The specific models will be specified in the subsequent special cooperation agreement.

1.2 The cooperation between Party A and Party B shall cover brand cooperation, joint R&D, technical cooperation, trial production, test, verification, qualification declaration, certification announcement and vehicle production. The details of cooperation will be further specified in the subsequent particular cooperation agreement.

1.3 When Party A entrusts Party B to perform related services, the Parties shall confirm the cooperation scope, technical parameters, technical division of labor, service standards, acceptance procedures, communication mechanism, payment of service fees, liability for breach and others in a particular cooperation agreement.

Nanjing Scage Auto Tech Co., Ltd.

1.4 The formation of intellectual property rights concerned in technical R&D during cooperation, their ownership, patent declaration, confidentiality obligations and others shall be specified in a particular agreement.

1.5 With respect to the general principles for the qualification concerned during cooperation, announced declaration and use, Party B undertakes that for the models concerned in mutual cooperation, or to be declared and certified by Party B as entrusted by Party A, Party B will fully satisfy Party A’s requirements for trial production, production and announced use during the term of the Agreement. Party A undertakes that under equal conditions, Party A will give priority to cooperation with Party B in respect of the new energy vehicles, and make payments as agreed.

1.6 The fee sharing concerned hereunder shall be further expressly specified in a particular cooperation agreement. The payer shall fully pay related fees on time. On the premise of no breach, the Parties shall be obliged to strictly perform the Agreement. The Parties undertake that either party committing a breach shall immediately notify the other party of the reason, take measures to mitigate impacts of the breach, and be liable for breach as per the cooperation agreement.

1.7 For purchase of related accessories concerned in cooperation, the purchase price, purchase quantity, rebate to be settled and rebate shall be confirmed in a particular cooperation agreement. The Parties undertake to provide each other the most favourable prices and conditions during cooperation.

1.8 The Parties confirm that they are partners, and based on the conditions for cooperation agreed between them, the term of cooperation shall be two years after the Agreement takes effect. If the term of cooperation agreed under a particular cooperation agreement is longer than the aforementioned term, the particular cooperation agreement shall prevail. If no party proposes its intent to terminate the cooperation after expiry of the term, the cooperation between the Parties shall be automatically extended for two years.

1.9 For specific cooperation projects, the Parties shall build a work team, establish a routine communication mechanism for timely communication and facilitate efficient cooperation.

(II) For market and business development, the Parties shall utilize market resources of their respective fields to jointly sell the vehicles.

During their business and market cooperation, Party B shall assist Party A in market development for the new energy commercial vehicles, and Party A shall assist Party B in market development for the commercial vehicles. In the market developed by Party B, Party A shall exclusively cooperate with Party B. Party B accepts Party A to be its distributor of the new energy commercial vehicles. A specific agency agreement will be additionally executed.

Nanjing Scage Auto Tech Co., Ltd.

(III) Party B shall conditionally make the vehicle laboratory open to verify reliability and stability of Party A’s related products.

To maintain Party A’s brand and the models cooperatively developed by the Parties, Party B shall use its own resources for detecting and testing vehicles and parts (including but not limited to equipment and human resources), to support Party A’s product test and verification. To use Party B’s detection and test resources for other models, without affecting normal manufacturing and test of Party B, Party B shall charge related fees based on the human resource costs, which will be specified in a particular agreement.

(IV) Party B shall give play to its advantages in the supply chain management, to support Party A to improve product quality and reduce the costs of raw materials.

(V) Cooperation on the aftersales service system for vehicles

5.1 If Party B owns a perfect regional aftersales service system within the sales territory of Party A, Party A may provide aftersales services for the vehicles through Party B’s aftersales service system.

5.2 Where Party B’s aftersales services are unavailable within the sales territory of Party A, Party B shall cooperate with Party A to improve construction of an aftersales construction system within the sales territory, to satisfy customer demand for vehicle maintenance.

Article 3. Other matters concerned during cooperation shall be determined by the Parties upon amicable negotiation and specified in a particular cooperation agreement according to the business needs. The matters unmentioned shall be settled through negotiation.

Article 4. The Agreement is in duplicate, with each party holding one copy respectively, and both copies shall have equal legal force.

Article 5. The Agreement shall take effect from the date on which it is signed and affixed with the official seal by the legal representatives or the authorized agents of the Parties.

Party A: Nanjing Scage Auto Tech Co., Ltd.	Party B: C&C Trucks Co., Ltd.

(Seal)	(Seal)

Legal Representative or Authorized Agent:	Legal Representative or Authorized Agent:

(Signature)	(Signature)

Date:	Date:

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